EXHIBIT 99.01
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DSL.NET                     545 Long Wharf Drive, 5th floor, New Haven, CT 06511
=======                                Tel: 1-877-DSL-NET1     Fax: 203-624-3612
                                       Email: info@dsl.net     Web: www.dsl.net


DSL.NET RETAINS JEFFERIES BROADVIEW

NEW HAVEN, Conn. - (BUSINESS WIRE), March 8, 2005 - DSL.net, Inc. (AMEX: BIZ), a leading nationwide provider of broadband communications services to businesses, today announced that it has retained Jefferies Broadview, a division of Jefferies & Company, Inc. (NYSE: JEF), a leading global investment banking firm, to advise the Company on financing and strategic alternatives.

"Jefferies has a keen understanding of the telecommunications landscape and immense resources that can assist us in identifying and evaluating transactions with financial investors as well as merger and acquisition alternatives," said Kirby G. "Buddy" Pickle, chief executive officer of DSL.net. "We believe that engaging Jefferies to help us fully explore our alternatives is in the best interests of our stockholders and the Company."


ABOUT DSL.NET
DSL.net, Inc. is a leading nationwide provider of broadband communications services to businesses. The Company combines its own facilities, nationwide network infrastructure and Internet Service Provider (ISP) capabilities to provide high-speed Internet access, private network solutions and value-added services directly to small- and medium-sized businesses or larger enterprises looking to connect multiple locations. DSL.net product offerings include T-1, DS-3 and business-class DSL services, virtual private networks (VPNs), frame relay, Web hosting, DNS management, enhanced e-mail, online data backup and recovery services, firewalls and nationwide dial-up services, as well as integrated voice and data offerings in select markets. For more information, visit www.dsl.net, e-mail info@dsl.net, or call 1-877-DSL-NET1 (1-877-375-6381).

This press release may contain forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, to the extent it does, these forward-looking statements are subject to a variety of risks and uncertainties, many of which are beyond DSL.net's control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties associated with DSL.net's business include, among other things, (i) fluctuations in DSL.net's quarterly operating results, which could adversely affect the price of its common stock; (ii) DSL.net's unproven business model, which may not be successful; (iii) DSL.net's ability to raise sufficient additional capital on acceptable terms, or at all, or to gain access to and use of all of the proceeds from its October 7, 2004 secured note and warrant financing, to finance continuing operations or DSL.net's pursuit of strategic opportunities; (iv) DSL.net's failure to generate sufficient revenue, contain certain discretionary spending, achieve certain other business plan objectives, or obtain additional debt or equity financing could have a material adverse effect on DSL.net's results of operations or financial position, or cause it to restructure its operations to further reduce operating costs or to cease operations; (v) DSL.net's ability to maintain compliance with the American Stock Exchange's continuing listing requirements, which failure could adversely impact the pricing and trading of DSL.net's common stock; (vi) regulatory, legislative and judicial developments, which could adversely affect the way DSL.net operates its business or increase its costs of operations; (vii) risks associated with potential financing, strategic and/or merger and acquisition transactions, including, without limitation, difficulties in identifying and completing any of such transactions, integrating businesses or assets and realizing the revenue, earnings or synergies anticipated from any transactions;
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(viii) competition; (ix) the marketplace's receptiveness to DSL.net's offering of integrated voice and data services; (x) DSL.net's ability to recruit and retain qualified personnel; and (xi) DSL.net's dependence on third-party providers to supply it with local DSL and T-1 facilities in areas where it has not deployed its own equipment. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. DSL.net undertakes no obligation, and disclaims any obligation, to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional information regarding these and other risks faced by DSL.net, see the disclosure contained under "Risk Factors" in DSL.net's Annual Report on Form 10-K for the year ended December 31, 2003 and in DSL.net's 424(b) Prospectus dated February 4, 2005, which have been filed with the Securities and Exchange Commission.

DSL.net is a trademark of DSL.net, Inc. Other company names may be trademarks of their respective owners.

Contacts:      Media:                                        Investors:
               Joe Tomkowicz                                 Bob DeSantis
               203-782-3885                                  203-782-3267
               jtomkowicz@dsl.net                            investors@dsl.net